UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 28, 2010

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

Sankibai Batyr Ave., 14D, Aktobe, Kazakhstan
(Address of principal executive offices)

030000
(Zip code)

+7 (7132) 55-75-54
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010 the board of directors of Bekem Metals, Inc. (the “Company”) appointed Mr. Serik Bazarbayev as the Company’s President and Chief Executive Officer and Interim Chief Financial Officer.

Mr. Bazarbayev is 52 years old.  He earned a Bachelors degree in Mechanical Engineering from the Bauman Moscow State Technical University in 1981. Also, Mr. Bazarbayev earned a Ph.D. degree in Mechanical Engineering Science at the Bauman Moscow State Technical University in Moscow in 1987.  Mr. Bazarbayev has also taken various educational courses, including Master Courses, in Asset Management in Aberdeen, United Kingdom. From July 2008 to present Mr. Bazarbayev worked as a private consultant for private businesses assisting in analysis and assessments of market opportunities for construction materials and consumer goods and searching of financing and strategic partners. From March 2008 through July 2008 Mr. Bazarbayev served as the Head of the Commercial Department of “K. Antimony Co.”, Ltd., in Almaty, Kazakhstan where he was responsible for preparation and concluding of export contracts for sale of antimony to Europe, Korea and Japan.  From April 2005 through February 2008 Mr. Bazarbayev was a Projects Manager in Investment Fund of Kazakhstan in Almaty, Kazakhstan.  As a Projects Manager he was responsible for financial, tax and legal analysis and assessment of projects to be selected by the Investment Fund of Kazakhstan for potential development and investments.  Mr. Bazarbayev was responsible for preparation of recommendations and conclusions necessary for making final investment decisions on such potential projects.  He was also responsible for coordination and development of projects once they were approved by the Investment Fund of Kazakhstan for investment.  Prior to joining Investment Fund of Kazakhstan Mr. Bazarbayev worked as a head of the representative office of the Kinsho-Mataichi Corporation, a Japanese company, in Kazakhstan.

Mr. Bazarbayev is not currently, nor has he in the past five years been, a director or nominee of any SEC reporting issuer.  There are no family relationships between Mr. Bazarbayev and any executive officer or director of the Company.

The Company and Mr. Bazarbayev have not entered into a written employment agreement.  Mr. Bazarbayev will be paid USD $2,400 per month net.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: October 4, 2010	By:	/s/ Serik Bazarbayev
Serik Bazarbayev
Chief Executive Officer